BY-LAWS
                                  OF
                          COPLEY FUND, INC.


                                ARTICLE I

                                OFFICES

		Section 1. The principal office shall be located in the State of Florida at such place as the Board of Directors may from time to time determine.

                Section 2. The corporation may also have offices at such other places without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.

                                ARTICLE II

                        ANNUAL MEETINGS OF STOCKHOLDERS

		Section 1. All meetings of stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors.

		Section 2. Annual meetings of stockholders shall be held at such times and at such places as may be designated by the Board of Directors; at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

		Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each stockholder entitled to vote thereat not less than seven days before the date of the meeting.

                The notice shall also set forth the purpose or purposes for which the meeting is called.

                                ARTICLE III

                SPECIAL MEETINGS OF STOCKHOLDERS

		Section 1. Special meetings of stockholders for any purpose may be held at such time and place within or without the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                Section 2. Special meetings of stockholders may be called at any time, for any purpose or purposes, by the Board of Directors or by such other persons as may be authorized by law.

                Section 3. Written or printed notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, at least seven days before the date fixed for the meeting.

                                ARTICLE IV

                        QUORUM AND VOTING OF STOCK

                Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by

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proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles or organization. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

		Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law or the articles of organization.

		Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

		Section 4. Any action required to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                                ARTICLE V

                                DIRECTORS

		Section 1. The number of directors shall be not less than three or more than fifteen. The directors need not be residents of the State of Florida nor stockholders of the corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the stockholders and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of stockholders and until their respective successors are elected and qualify.

		Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

		Section 3. The business affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of organization or by these By-Laws directed or required to be exercised or done by the stockholders.

		Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Florida, at such place or places as they may from time to time determine.

		Section 5. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

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                                ARTICLE VI

                   MEETINGS OF THE BOARD OF DIRECTORS

		Section 1. Meetings of the Board of Directors, regular or regular or special, may be held either within or without the State of Florida.
		Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

		Section 3. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

		Section 4. Special meetings of the Board of Directors may be called by the president on three days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

		Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

		Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of organization. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the articles of organization. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

		Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                ARTICLE VII

                           EXECUTIVE COMMITTEE

		Section 1. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive

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committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                ARTICLE VIII

                                  NOTICES

		Section 1. Whenever, under the provisions of the statutes or of the articles of organization or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

		Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of organization or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                ARTICLE IX

                                 OFFICERS

		Section 1. Except for the initial officers elected by the incorporators and set forth in the articles of organization the officers of the corporation shall be chosen by the Board of Directors and shall be a president, a vice-president, a treasurer and a clerk. The Board of Directors may also choose additional vice-presidents, and one or more assistant treasurers and assistant clerks. None of the officers need be members of the board nor stockholders of the corporation.

		Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the officers.

		Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

		Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

		Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors.
Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                                THE PRESIDENT

		Section 6. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

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		Section 7.  He shall execute bonds, mortgages and other
contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                                THE VICE-PRESIDENTS

		Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                        THE CLERK AND ASSISTANT CLERKS

		Section 9. The clerk shall be a resident of the State of Florida, provided however, he need not be such resident, if, and as long as, the corporation shall appoint and maintain a resident agent for service of process within the State. The clerk shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.
He shall have custody of the record books and of the corporate seal of the corporation and he, or an assistant clerk, shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant clerks. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. The office of the clerk shall be deemed to be the office of the secretary of the corporation whenever such office is required for any purpose; and, whenever the signature of the secretary of the corporation is required on any instrument, or document, by the laws of the United States, or of any other state, or in any other manner whatsoever, the clerk shall have authority to affix his signature in such capacity.

		Section 10. The assistant clerk, or if there be more than one, the assistant clerks in the order determined by the Board of Directors, shall, in the absence or disability of the clerk, perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                    THE TREASURER AND ASSISTANT TREASURERS

		Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

		Section 12. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an

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account of all his transactions as treasurer and of the financial condition of the corporation.

		Section 13. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

		Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                ARTICLE X

                        CERTIFICATES FOR SHARES

		Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the treasurer or an assistant treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof or same may be evidenced by such other instruments as the Board of Directors in their discretion shall deem appropriate.

                When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

                Any shares subject to any restriction on transfer shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

		Section 2. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

		Section 3. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by

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the corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                                TRANSFERS OF SHARES

		Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

                            FIXING OF RECORD DATE

		Section 5. The Board of Directors may fix in advance a time which shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

                          REGISTERED STOCKHOLDERS

		Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.


                                ARTICLE XI

                          GENERAL PROVISIONS

                                DIVIDENDS

		Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

                Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the

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corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  CHECKS

		Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                FISCAL YEAR
		Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   SEAL

		Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and "Florida". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                ARTICLE XII

                                AMENDMENTS

		Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, except with respect to any provision which by law, the articles of incorporation or the by-laws requires action by the stockholders.